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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D. C. 20549




                                    FORM 8-K

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): October 5, 2000


                              BECKMAN COULTER, INC.
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             (Exact Name of Registrant as Specified in its Charter)



                                    Delaware
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                 (State or other Jurisdiction of Incorporation)


                  001-10109                  95-104-0600
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          (Commission File Number) (IRS Employer Identification No.)



              4300 N. Harbor Boulevard, Fullerton, CA    92834-3100
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              (Address of Principal Executive Offices)   (Zip Code)


                                 (714) 871-4848
                          -----------------------------
                          Registrant's Telephone Number

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Items 1-4 - Not Applicable

Item 5 - Other Events

         On October 5, 2000, the Board of Directors of Beckman Coulter, Inc., a Delaware Company (the "Company"), declared a two-for-one split of the outstanding $0.10 par value common stock ("Common Stock") of the Company. The split will be effected in the form of a stock dividend, with one additional share of the Company's Common Stock to be distributed for each share of Common Stock outstanding. The distribution will be made to those who are stockholders of record of the Company at the close of business on November 15, 2000 and the issuance and distribution of the shares will be on December 7, 2000. The Board also approved an increase in the quarterly cash dividend from $0.16 per share to $0.17 per share on a pre-split basis. This dividend will be paid on November 10, 2000, to stockholders of record on October 20, 2000.

Item 6 - Not Applicable

Item 7 - Exhibits

Exhibit 99 - Press Release "Beckman Coulter Announces Two-for-One Stock Split, Increases Dividend" dated October 5, 2000.

Item 8 - Not Applicable

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            BECKMAN COULTER, INC.



                                            By: /s/ WILLIAM H. MAY
                                                --------------------------------
                                                William H. May
                                                Vice President, General Counsel,
                                                and Secretary

Dated:  October 6, 2000